Exhibit (24)

                        MERCANTILE BANKSHARES CORPORATION
                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Directors of MERCANTILE BANKSHARES CORPORATION, a Maryland Corporation, hereby constitute and appoint H. FURLONG BALDWIN and ALAN D. YARBRO, or either of them acting alone, the true and lawful agents and attorneys in fact of the undersigned in each case with full power and authority in either of said agents and attorneys in fact, to sign for the undersigned and in their respective names as Directors of the Corporation the Annual Report of the Corporation to the Securities and Exchange Commission for the year 1998, on Form 10-K, filed under the Securities Exchange Act of 1934, as amended, and any amendment or amendments to such Form 10-K hereby ratifying and confirming all acts taken by such agents and attorneys in fact, or either of them, as herein authorized.

Date:                      March 9, 1999



/s/ Christian H. Poindexter                                   Director          /s/ Robert A. Kinsley                 Director
Christian H. Poindexter                                                         Robert A. Kinsley

/s/ George L. Bunting, Jr.                                    Director          /s/ Thomas M. Bancroft, Jr.           Director
George L. Bunting, Jr.                                                          Thomas M. Bancroft, Jr.

/s/ William R. Brody                                          Director          /s/ William J. McCarthy               Director
William R. Brody                                                                William J. McCarthy

/s/ Cynthia A. Archer                                         Director          /s/ H. Furlong Baldwin                Director
Cynthia A. Archer                                                               H. Furlong Baldwin

/s/ Morton B. Plant                                           Director                                                Director
Morton B. Plant

/s/ Donald J. Shepard                                         Director                                                Director
Donald J. Shepard

/s/ Mary Junck                                                Director                                                Director
Mary Junck

/s/ B. Larry Jenkins                                          Director                                                Director
B. Larry Jenkins

/s/ Richard O. Berndt                                         Director                                                Director
Richard O. Berndt